SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO
FORM 8-K
ON FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           November 15, 2004

LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code           (212) 409-2000

          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     See Item 8.01, which is incorporated by reference herein.

Item 8.01 Other Events.

     On March 11, 2005, Ladenburg Thalmann Financial Services Inc. (the “Company”) closed the previously announced Amended and Restated Debt Conversion Agreement, dated as of November 15, 2004, with Frost-Nevada Investments Trust (“Frost-Nevada”) and New Valley Corporation (“New Valley”) and the Company’s private financing. At the closing, Frost-Nevada and New Valley converted their senior convertible promissory notes, with an aggregate principal amount of $18,010,000, together with the accrued interest of $4,689,107, into 51,778,678 shares of the Company’s common stock. Frost-Nevada and New Valley also each purchased 11,111,111 shares of common stock from the Company for $5,000,000, or $0.45 per share. Mark D. Klein, who, effective April 1, 2005, will become the Company’s President and Chief Executive Officer, and the Chairman and Chief Executive Officer of Ladenburg Thalmann & Co. Inc., purchased 2,222,222 shares of the Company’s common stock for $1,000,000, or $0.45 per share.

     As a result of the foregoing transactions, the Company anticipates recording a pre-tax charge in the first quarter of 2005 of approximately $19,400,000 in its statements of operations reflecting the expense attributable to the reduction in the conversion price of the Notes. After giving effect to the loss, the issuance of common stock upon conversion of the Notes, the equity investment of $10,000,000 by Frost-Nevada and New Valley and the $1,000,000 investment by Mr. Klein, the net effect on the Company’s balance sheet is an increase to shareholders’ equity of approximately $33,700,000. At September 30, 2004, the Company had a shareholders’ capital deficit of $28,266,000.

     Following the closing, Frost-Nevada (and its affiliates) is the beneficial owner of 37.2% of the Company’s common stock and New Valley is the beneficial owner of 25.7% of the Company’s common stock. However, New Valley has informed the Company that it will distribute the 19,876,358 shares it received as a result of the conversion of its note as a dividend on March 30, 2005 to its stockholders of record on March 18, 2005. Following the distribution by New Valley, New Valley will beneficially own approximately 9.3% of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release dated March 11, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2005

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Executive Vice President and Chief Financial Officer

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